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                                                                   EXHIBIT 10.22

















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                            PRISON REALTY CORPORATION


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                             NOTE PURCHASE AGREEMENT
                            =========================


                      7.5% Convertible, Subordinated Notes
                              due February 28, 2005
                                  ($30,000,000)





                          Dated as of December 31, 1998





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         This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of December
31, 1998, between PMI MEZZANINE FUND, L.P., a Delaware limited partnership ("PMI"), and PRISON REALTY CORPORATION, a Maryland corporation (the "Corporation").

         WHEREAS, the Corporation has duly authorized the issuance of convertible, subordinated notes in the aggregate principal amount of $30,000,000 that are to be convertible into shares of the Corporation's common stock;

         WHEREAS, Purchaser wishes to purchase the convertible, subordinated notes from the Corporation, and the Corporation wishes to sell such convertible, subordinated notes to Purchaser; and

         WHEREAS, Purchaser and the Corporation are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

         1. AUTHORIZATION OF ISSUE OF THE NOTES.

         The Corporation has duly authorized the issuance of convertible, subordinated notes (the "Notes") in the aggregate principal amount of $30,000,000, to be dated the date of issuance thereof, to bear interest on the unpaid balance thereof from the date thereof quarterly at the Coupon Rate and, upon the occurrence of a Triggering Event and until the date on which such Triggering Event is cured or waived or until the date that is ninety (90) days from the initial occurrence of Triggering Event, whichever is later, at the Triggering Event Rate, until the principal thereof shall become due and payable. The indebtedness evidenced by the Notes shall be convertible into shares of the Corporation's common stock, $0.01 par value, upon such terms and at a conversion rate as set forth in the Notes. The Notes shall be substantially in the form attached hereto as Exhibit N-1 and shall be issued to Purchaser on the Closing Date.

         2. SALE AND PURCHASE OF THE NOTES; CLOSING DATE; CONDITIONS FOR
            CLOSING.

                  2.1 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and the Corporation agrees to sell and issue to Purchaser, on the Closing Date, the Notes for an aggregate purchase price of Thirty Million Dollars ($30,000,000).

                  2.2 Closing Date. The closing of the sale and purchase of the Notes shall take place at the offices of Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee 37215, counsel to the Corporation, on or before 9:00 a.m., local time, on January 1, 1999 or at such other time, date, or place as the Corporation and Purchaser shall mutually agree (which time, date, and place are referred to in this Agreement as the "Closing Date").

                  2.3 Conditions for Closing. Purchaser's obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Corporation of its agreements hereunder that by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

                           (i) Closing Date. The Closing Date shall occur on or before January 4, 1999;

                           (ii) Closing Certificate. Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Corporation, to the effect that: (i) the representations and warranties of the Corporation set forth in Sections
         4.1 through 4.22 are true and correct in all material respects on and with respect to the Closing Date; (ii) the Corporation has performed all of its obligations hereunder that are to be performed on or prior to the Closing Date; and (iii) no Unmatured Event of Default or Event of Default has occurred and is continuing;

                           (iii) Legality. The Notes shall qualify as a legal investment for Purchaser under the laws and regulations of each jurisdiction to which Purchaser is subject (without reference to any so-called "basket" provision which permits the making of an investment without restrictions to the character of the particular investment being made) and the purchase of and payment for the Notes shall not be prohibited by any applicable law or governmental regulation.

                           (iv) Satisfactory Proceedings. All corporate proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and special counsel to Purchaser, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all documents or corporate proceedings taken in connection with the consummation of said transactions, including the following:

                                    a. Certified copies of the Certificate of
                  Incorporation and By-laws of the Corporation;

                                    b. Certified copies of resolutions of the
                  Board of Directors of the Corporation authorizing the execution, delivery, and performance of the Transaction Documents, and any other documents provided for in this Agreement; and

                                    c. A certificate of the Secretary of the
                  Corporation certifying the names of the officer or officers of the Corporation authorized to



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                  sign the Transaction Documents and any other documents
                  provided for in this Agreement, together with a sample of the true signature of each such officer;

                           (v) Legal Opinion. Purchaser shall have received from Stokes & Bartholomew, counsel to the Corporation, an opinion letter dated the Closing Date, in form and substance satisfactory to Purchaser and its counsel, and covering the matters set forth in Exhibit L-1 hereto;

                           (vi) Issuance of the Notes. The Corporation shall have executed and delivered the Notes to Purchaser or its nominee;

                           (vii) Registration Rights Agreement. The Corporation and Purchaser shall have entered into a registration rights agreement in the form of Exhibit R-1 hereto (the "Registration Rights Agreement");

                           (viii) [Intentionally Omitted];


                           (ix) No Material Adverse Change. No material adverse change in the business, condition, or operations (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole from that set forth in the pro forma combined balance sheet as of June 30, 1998, included in the Proxy, other than changes disclosed to Purchaser in writing prior to the execution and delivery by Purchaser of this Agreement, shall have occurred;

                           (x) Approvals and Consents. The Corporation shall have duly received all authorizations, consents, approvals, licenses, franchises, permits, and certificates by or of all federal, state, and local governmental authorities necessary for the effectiveness of the Mergers and the issuance of the Notes;

                           (xi) Payment of Legal Fees. The Corporation shall have reimbursed Purchaser in full for the fees and expenses of its counsel, Brobeck, Phleger & Harrison LLP, incurred in connection with the preparation, negotiation, and execution of the Transaction Documents, and any other documents executed in connection herewith;

                           (xii) Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true and correct in all respects on and as of the Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (xiii) Events of Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the Closing Date, nor shall either result from the purchase and sale of the Notes;

                           (xiv) [Intentionally Omitted];


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                           (xv) Mergers. The Mergers shall have become effective
         in the manner described in the Proxy;

                           (xvi) Operating Company Letter. Operating Company shall have executed and delivered a letter to Purchaser, such letter to be in form and substance acceptable to Purchaser, whereby Operating Company agrees to provide to Purchaser such financial statements and reports as are required of the Corporation.

                 2.4 Waiver of Conditions. If, on the Closing Date, the Corporation fails to deliver the Notes to Purchaser or if any of the other conditions specified in Section 2.3 have not been satisfied, Purchaser shall be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 2.3 have not been satisfied, Purchaser may waive compliance by the Corporation with any such condition to such extent as it may in its sole discretion determine. Nothing in this Section
2.4 shall operate to relieve the Corporation of any of its obligations hereunder or to waive any of Purchaser's rights against the Corporation occasioned by any such breach.

                  3. DEFINITIONS; CONSTRUCTION.

                  3.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           "Affiliate" has the meaning set forth in Rule 12b-2
under the Exchange Act (as in effect on the date of this Agreement), it being understood that any limited partner of a partnership shall not be an Affiliate of such partnership solely by virtue of its status as such a limited partner.

                           "Agreement" shall have the meaning ascribed thereto
in the preamble.

                           "Business Day" means each Monday, Tuesday, Wednesday,
Thursday, or Friday that is not a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

                           "CCA" means Corrections Corporation of America, a
Tennessee corporation.

                           "Closing Date" shall have the meaning ascribed
thereto in Section 2.2 hereof.

                           "Code" means the Internal Revenue Code of 1986, or
any successor statute thereto, as the same may be amended from time to time.

                           "Commission" means the United States Securities and
Exchange Commission.

                           "Common Stock" means the common stock of the
Corporation, par value $0.01 per share.


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                           "Compliance Certificate" shall mean a certificate
substantially in the form attached hereto as Exhibit C-2.

                           "Confidential Information" shall have the meaning
ascribed thereto in Section 9.1 hereof.

                           "Conversion Shares" means the shares of Common Stock
issuable upon conversion of the indebtedness evidenced by the Notes.

                           "Convertible Notes" means the Corporation's (a)
$7,000,000 aggregate principal amount 8.5% Convertible Subordinated Notes due November 7, 1999, (b) option to purchase the Floating Rate Notes, and (c) the Floating Rate Notes when issued.

                           "Convertible Subordinated Notes" means those certain
7.5% Convertible, Subordinated Notes, in the original aggregate amount of $30,000,000, due February 28, 2005, issued by the Corporation.

                           "Corporation" shall have the meaning ascribed thereto
in the preamble to this Agreement and shall include the Corporation's permitted successors and assigns.

                           "Coupon Rate" means seven and one-half percent (7.5%)
per annum.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974.

                           "Event of Default" shall have the meaning set forth
in Section 7.1.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any successor federal statute.

                           "Federal Government Contract" means a contract
between the Corporation and the federal government of the United States of America or any subdivision or agency thereof.

                           "Floating Rate Notes" shall have the meaning set
forth in the Sodexho Agreement.

                           "Foreign Government Contract" means a contract
between the Corporation and any foreign (other nation) government or any subdivision or agency thereof.

                           "Funded Debt" means and includes without duplication
(a) any obligation payable more than one year from the date of the creation thereof (including the current portion of Funded Debt), that under generally accepted accounting principles is shown on the balance sheet as a liability (including obligations under Capital Leases and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), (b) guarantees, endorsements (other than endorsements of

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negotiable instruments for collection in the ordinary course of business), and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock, or dividends of any Person, including obligations under contracts to supply funds to or in any other manner invest in any Person, (c) obligations under any contract to purchase, sell, or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a Person to make payment of obligations or to assure the holder of such obligations against loss including obligations under any contract for the purchase of materials, supplies, or other property or services if such contract (or any related document) requires that payment for such materials, supplies, or other property or services shall be made regardless of whether delivery of such materials, supplies, or other property or services is ever made or tendered, (d) obligations under any contract to pay or purchase obligations of a Person, or to advance or supply funds for the payment or purchase of such obligations, and (e) any agreement to assure a creditor of a Person against loss.

                           "Government Contract" means any Federal Government
Contract, Foreign Government Contract, or any State Government Contract.

                           "indemnified party" shall have the meaning ascribed
thereto in Section 10.1 hereof.

                           "indemnifying party" shall have the meaning ascribed
thereto in Section 10.1 hereof.

                           "Margin Stock" shall have the meaning given such term
in Regulation U (12 CFR part 221) of the Board of Governors of the Federal Reserve System.

                           "Mergers" means, collectively, the merger of CCA into
the Corporation and the merger of Prison Realty into the Corporation.

                           "Notes" shall have the meaning ascribed thereto in
Section 1 hereof.

                           "Operating Company" means Correctional Management
Services Corporation, a Tennessee corporation.

                           "Operating Lease" means any lease of real, personal,
or mixed property that is not a Capital Lease.

                           "Permitted Businesses" means the design,
construction, and ownership of detention and correctional facilities.

                           "Person" means any individual, partnership, joint
venture, corporation, trust, unincorporated organization, government, or department or agency of a government.

                           "PMI" shall have the meaning ascribed thereto in the
preamble to this Agreement.


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

                           "Prison Realty" means CCA Prison Realty Trust, a
Maryland real estate investment trust.

                           "Proxy" means the Joint Proxy Statement - Prospectus,
dated October 30, 1998, furnished in connection with the solicitation of proxies by the Board of Directors of CCA and the Board of Trustees of Prison Realty, with respect to the Mergers.

                           "Purchaser" shall mean PMI and shall include PMI's
permitted successors and assigns.

                           "Registration Rights Agreement" shall have the
meaning ascribed thereto in Section 2.3(vii) hereof.

                           "REIT" shall have the meaning ascribed thereto in
Section 4.21 hereof.

                           "Representative" shall have the meaning ascribed
thereto in Section 7.1 hereof.

                           "Security" or "Securities" means the Notes or the
Conversion Shares.

                           "SEC Reports" shall have the meaning ascribed thereto
in Section 4.4 hereof.

                           "Securities Act" means the Securities Act of 1933.

                           "Senior Credit Agreement" means that certain Credit
Agreement, dated as of January 1, 1999, by and among the Corporation, the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), NationsBank, N.A., as administrative agent, Lehman Commercial Paper Inc., as documentation agent, and The Bank of Nova Scotia, as syndication agent.

                           "Senior Indebtedness" shall have the meaning ascribed
to such term in the Notes.

                           "Sodexho Agreement" means that certain Securities
Purchase Agreement, dated as of June 23, 1994, between Sodexho S.A., a French corporation, or its designee and the Corporation, as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated as of July 11, 1995, and that certain Amendment No. 2 to Corrections Corporation of America/Sodexho S.A. 1994 Securities Purchase Agreement and Note and Warrant Modification Agreement, dated as of February 26, 1996.

                           "State Government Contract" means a contract between
the Corporation or any of its Subsidiaries and the government of any state, county, or municipality or any political subdivision or agency thereof.

                           "Subsidiary" means any corporation, partnership, or
other entity of which a majority of the total combined voting power of all classes of Voting Stock at the time as of


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which any determination is being made, is owned by a Person either directly, through one or more Subsidiaries, or both.

                           "Transaction Documents" means this Agreement, the
Notes, and the Registration Rights Agreement.

                           "Transfer" shall have the meaning ascribed thereto
in Section 8.4 hereof.

                           "Triggering Event" means the occurrence of any
Unmatured Event of Default or Event of Default described in Section 7.1. For purposes of determining the period during which the Triggering Event Rate shall be in effect, a Triggering Event shall not be deemed to have occurred until the date on which Purchaser shall have given notice of the occurrence thereof to the Corporation.

                           "Triggering Event Rate" means nine and one-half
percent (9.5%) per annum.

                           "Unmatured Event of Default" shall mean any event or
condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

                           "Voting Stock" means, when used with respect to any
Person, any shares of stock or other ownership interests of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  3.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to the Transaction Documents includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

                  3.3 Changes in Accounting Principles. If any changes in accounting principles from those in effect at the time of preparation of the financial statements referred to in Section 4.5 are hereafter occasioned by the promulgation of rules, regulations, pronouncements, and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or organizations with similar functions) result in a change in the method of calculation of financial covenants, standards, or terms found in this Agreement or there is any change in the Corporation's fiscal quarters or fiscal year, the parties hereto agree to enter into negotiations


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to amend this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Corporation shall be the same after such changes as if such changes had not been made.

         4. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, that:

                  4.1 Organization and Qualification. Each of the Corporation and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Corporation and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the business or financial position of the Corporation and its Subsidiaries taken as a whole.

                  4.2 Due Authorization. The execution and delivery of this Agreement, the Registration Rights Agreement, and the other Transaction Documents, and the issuance and sale of the Notes and the Conversion Shares by the Corporation and compliance by the Corporation with all the provisions of the Transaction Documents and the Conversion Shares (i) are within the corporate power and authority of the Corporation; (ii) do not require the approval or consent of any stockholders of the Corporation; and (iii) have been authorized by all requisite corporate proceedings on the part of the Corporation. The Transaction Documents have been duly executed and delivered by the Corporation and constitute valid and binding agreements of the Corporation enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors rights, and (ii) the remedy of specific performance and injunctive and other form of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Corporation has furnished to Purchaser true and correct copies of the Corporation's current Certificate of Incorporation and By-laws.

                  4.3 Subsidiaries. The Subsidiaries of the Corporation, together with their jurisdiction of incorporation, are set forth on Schedule 4.3 hereto.

                  4.4 SEC Reports. The Corporation, CCA and Prison Realty have filed all proxy and registration statements, reports, and other documents required to be filed by them under the Securities Act and the Exchange Act to effect the Mergers, and the Corporation has furnished Purchaser copies of all final proxy and effective registration statements and reports under the Securities Act and the Exchange Act filed by the Corporation, CCA or Prison Realty in connection with the Mergers and the other transactions contemplated by the Proxy, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective report form and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material


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fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  4.5 Financial Statements. The pro forma combined balance sheet (including any related notes) included in the SEC Reports has been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly presents the pro forma combined financial condition of the Corporation as of the date thereof, and the Corporation has no material liabilities, contingent or otherwise, not reflected in the pro forma balance sheet as of June 30, 1998 included in the SEC Reports or otherwise referred to in the SEC Reports or otherwise disclosed to Purchaser in writing prior to the execution by Purchaser of this Agreement, other than any such liabilities incurred in the ordinary course of business since June 30, 1998. There has been no material adverse change in the business, condition, or operations (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole from that set forth in the pro forma balance sheet as of June 30, 1998 included in the SEC Reports, other than changes disclosed or referred to in the SEC Reports, or otherwise disclosed to Purchaser in writing prior to the execution by Purchaser of this Agreement.

                  4.6 Actions Pending; Compliance with Law. Except as disclosed on Schedule 4.6 hereto, there is no action, suit, criminal investigation, or proceeding pending or, to the knowledge of the Corporation, threatened by any public official or governmental authority, against the Corporation or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator, or governmental body, department, commission, board, bureau, agency, or instrumentality, which questions the validity of the Mergers, the Transaction Documents or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the SEC Reports, that are reasonably likely to result in any material adverse change in the business or financial condition of the Corporation, and neither the Corporation nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree, or award, and, except as disclosed in the SEC Reports, the businesses of the Corporation and its Subsidiaries are in compliance in all material respects with applicable federal, state, local, and foreign governmental laws and regulations and all Government Contracts, all to the extent necessary to avoid any material adverse effect on the business, properties, or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole.

                  4.7 Title to Properties; Insurance. The Corporation and its Subsidiaries have good and valid title to their respective properties and assets, free of all liens and encumbrances other than those referred to in the financial statements of CCA and Prison Realty (or the notes thereto) for the quarter ended September 30, 1998, included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances that are otherwise disclosed or referred to in the SEC Reports or that do not in the aggregate materially detract from the value to the Corporation of the properties and assets of the Corporation and its Subsidiaries taken as a whole. The Corporation and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including


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

self-insurance, retainage, and deductible arrangements, and of such a character as the Corporation believes is reasonable for companies engaged in the same or similar business.

                  4.8 Governmental Consents, Etc. The Corporation is not required to obtain any consent, approval, or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery, and performance of the Transaction Documents and the valid offer, issue, sale, or delivery of the Notes or the Conversion Shares, or the performance by the Corporation of its obligations in respect thereof, except for any filings required to effect any registration pursuant to the Registration Rights Agreement, and filings required pursuant to state and federal securities laws that have been made or will be timely made after the Closing Date.

                  4.9 Holding Corporation Act and Investment Corporation Act Status. The Corporation is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Corporation Act of 1935. The Corporation is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Corporation Act of 1940.

                  4.10 Taxes. The Corporation and its Subsidiaries have filed or caused to be filed all income tax returns that are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Corporation and its Subsidiaries have paid or caused to be paid, or have established reserves that the Corporation reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Corporation and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

                  4.11 Conflicting Agreements and Charter Provisions. Neither the Corporation nor its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction that materially and adversely affects its business, property, or assets or financial condition. Except as set forth on Schedule 4.11 attached hereto, neither the execution and delivery of the Transaction Documents nor the issuance of the Conversion Shares nor fulfillment of or compliance with the terms and provisions hereof or thereof or the prepayment of the Notes as contemplated hereby and by the Notes, and the conversion of the indebtedness evidenced by the Notes into the Conversion Shares as contemplated hereby and by the Notes will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Corporation or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule, or regulations to which the Corporation or any of its Subsidiaries or any of their respective properties is subject. Neither the Corporation nor any of its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money,


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

or is in default under any of their respective contracts or agreements, or under any instrument by which the Corporation or any of its Subsidiaries is bound, in each case that materially and adversely affects the business, operations, or financial condition of the Corporation and its Subsidiaries, taken as a whole.

                  4.12 Capitalization. As of the effective date of the Mergers, the authorized capital stock of the Corporation consists of (i) 300,000,000 shares of Common Stock, $0.01 par value, of which 105,236,215 shares will be outstanding and no shares will be held in its treasury; and (ii) 20,000,000 shares of preferred stock, $0.01 par value, of which 4,300,000 shares of Series A Preferred Stock will be outstanding; all of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 4.12 hereto, no shares of Common Stock of the Corporation are entitled to preemptive rights. Except for the options and warrants listed on Schedule
4.12 hereto and except for the Convertible Notes, there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of the Corporation, or contracts, commitments, understandings, or arrangements by which the Corporation is or may become bound to issue additional shares of its capital stock. The Corporation has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split, or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock, except as disclosed in this Section 4.12 and has not declared or paid any dividend in cash or stock or made any other distribution of assets to its stockholders.

                  4.13 Disclosure. Neither this Agreement nor the SEC Reports nor the financial statements included in the SEC Reports nor any certificate or written disclosure statement referred to herein and furnished to Purchaser by or on behalf of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Corporation or any of its Subsidiaries that the Corporation has not disclosed to Purchaser in writing that materially affects adversely or, so far as the Corporation can now reasonably foresee, will materially affect adversely the properties, business, or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole, or the ability of the Corporation to perform this Agreement, the Notes, the Registration Rights Agreement, or its obligations in respect of the Conversion Shares.

                  4.14 Status of Conversion Shares. The Conversion Shares have been duly authorized by all necessary corporate action on the part of the Corporation (no consent or approval of stockholders being required by law, the Certificate of Incorporation or the By-laws of the Corporation, or otherwise), and such shares of Common Stock have been validly reserved for issuance, and upon issuance, will be validly issued and outstanding, fully paid, and nonassessable.

                  4.15 Registration Under Exchange Act. The Conversion Shares will not be registered as a class pursuant to Section 12 of the Exchange Act and such registration is not required except as otherwise required by the provisions of the Registration Rights Agreement.

                  4.16 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), irrespective of whether waived, exists with respect to any Plan (as defined below) (other than a Multiemployer Plan (as defined below)). No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (other than a Multiemployer Plan) by the Corporation or any of its Subsidiaries that is or would be materially adverse to the Corporation and its Subsidiaries, taken as a whole. Neither the Corporation nor any of its Subsidiaries has incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan that is or would be materially adverse to the Corporation and its Subsidiaries, taken as a whole. The execution and delivery of this Agreement and the Registration Rights Agreement and the issuance and sale of the Notes and the conversion of the indebtedness evidenced by the Notes into the Conversion Shares will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Code. The representation by the Corporation in the immediately preceding sentence is made in reliance upon and subject to the accuracy of Purchaser's representation in Section 5.3 as to the source of the funds to be used to pay the purchase price of the Conversion Shares. As used in this Section 4.16, the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is or has been established or maintained, or to which contributions are or have been made, by the Corporation or by any trade or business, irrespective of whether incorporated, that, together with the Corporation, is under common control, as described in Section 414(b) or (c) of the Code, and the term "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001 (a) (3) of ERISA).

                  4.17 Possession of Franchises, Licenses, Etc. The Corporation and its Subsidiaries possess all franchises, certificates, licenses, permits, and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses, and other rights, free from burdensome restrictions, that are necessary in any material respect to the Corporation and its Subsidiaries, taken as a whole for the ownership, maintenance, and operation of their respective properties and assets, and neither the Corporation nor any of its Subsidiaries is in violation of any thereof in any material respect.

                  4.18 Environmental and Other Regulations. The Corporation and its Subsidiaries are in compliance in all material respects with all laws and regulations, including those relating to environmental control, equal employment opportunity, and employee safety, in all jurisdictions in which the Corporation and its Subsidiaries are presently doing business and where the failure to effect such compliance would have a material adverse effect on the business, operations, or financial condition of the Corporation and its Subsidiaries, taken as a whole.

                  4.19 Offering of Securities. Neither the Corporation nor any Person acting on its behalf has offered the Notes or any similar securities of the Corporation for sale to, solicited any offers to buy the Notes or any similar securities of the Corporation from, or otherwise approached or negotiated with respect to the Corporation with any Person other than Purchaser and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including any offering of any securities of the Corporation under circumstances that would require the integration of such offering with the offering of the Securities under the Securities Act and the rules and regulations of the Commission thereunder) that might subject the offering, issuance, or sale of the Securities to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

                  4.20 Brokers or Finders. No agent, broker, investment banker, or other firm or Person is or will be entitled to any broker's fee or any other commission or similar fee as a result of the activities of the Corporation or its Subsidiaries, agents, or employees undertaken in connection with any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                  4.21 REIT Status. (A) The Corporation is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, has duly elected to be taxed as a REIT commencing with the taxable year ending December 31, 1998, and such election has not been terminated or revoked, (B) the Corporation is operated in such a manner that it continues to qualify as a REIT and is taxed as a REIT, (C) each Subsidiary constitutes a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code and (D) the Corporation has not received any net income from prohibited transactions within the meaning of Section 852
(b) (6) (B) of the Code.

                  4.22 Regulations T, U, and X. Neither the Corporation nor any of its Subsidiaries owns or has any present intention of acquiring any Margin Stock. Neither the Corporation, any of its Subsidiaries, nor any agent acting on its behalf has taken any action that might cause this Agreement to violate Regulations T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Corporation, as of the date hereof and as of the Closing Date, as follows:

                  5.1 Due Authorization. Purchaser has all right, power, and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of the Transaction Documents to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of Purchaser. The Transaction Documents to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute valid and binding agreements of Purchaser enforceable in accordance with their terms, except that
(i) such
enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  5.2 Conflicting Agreements and Other Matters. Neither the execution and delivery of the Transaction Documents to which Purchaser is a party nor the performance by Purchaser of its obligations hereunder or thereunder will conflict with, result in a breach of the terms, conditions, or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien, or charge of any kind upon any of the properties or assets of Purchaser pursuant to, or require any consent, approval, or other action by or any notice to or filing with any court or administrative or governmental body pursuant to the organizational documents or agreements of Purchaser or any agreement, instrument, order, judgment, decree, statute, law, rule, or regulation by which Purchaser is bound, except, possibly, for filings after the Closing Date, as applicable, under Section 13(d) of the Exchange Act.

                  5.3 Acquisition for Investment; Source of Funds. PMI is acquiring the Notes (and its rights with respect to the Conversion Shares) for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and PMI has no present intention or plan to effect any distribution of the Conversion Shares. No portion of the funds to be used by PMI to purchase the Notes, as of the Closing Date, are "plan assets," within the meaning of 29 CFR Section 2510.3-101, of an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Part 4 of Title I of ERISA, or a "plan," as defined in Section 4975(e)(1) of the Code, subject to
Section 4975 of the Code.

                  5.4 Brokers or Finders. No agent, broker, investment banker, or other firm or Person is or will be entitled to any broker's fee or any other commission or similar fee as a result of the activities of Purchaser or its Subsidiaries, agents, or employees undertaken in connection with any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                  5.5 Accredited Investor. Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         6.   COVENANTS.

                  The Corporation covenants that so long as any amount due or to become due under the Notes or this Agreement remains unpaid:

                  6.1      Financial Statements and Other Reports.

                  (i) it will, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders equity of the Corporation and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Corporation and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Corporation, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Corporation for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

                           (ii) it will, as soon as practicable and in any event
within 90 days after the end of each fiscal year, furnish to Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Corporation and its Subsidiaries for such year, and a consolidated balance sheet of the Corporation and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by the Corporation; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Corporation for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

                           (iii) it will, promptly upon transmission thereof,
furnish to Purchaser copies of all financial statements, proxy statements, notices, and reports as it shall send to its stockholders and copies of all registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all regular and periodic reports as it shall file with the Commission; and

                           (iv) it will, with reasonable promptness, furnish to
Purchaser such other financial and other data of the Corporation and its Subsidiaries as Purchaser may request, including operating financial information for each facility owned by the Corporation or any of its Subsidiaries.

                           Together with each delivery of financial statements
required by clauses (i) and (ii) above, the Corporation will deliver to Purchaser a Compliance Certificate of an authorized financial officer of the Corporation demonstrating in reasonable detail compliance during and at the end of such accounting periods with the financial covenants contained in Section
6.15 of this Agreement in the manner set forth in such Compliance Certificate. At such other time or times that the Corporation delivers a compliance certificate to any other holder of Funded Debt, the Corporation will deliver such certificate, and any supporting detail, to Purchaser.

                  6.2 Inspection of Property. The Corporation will permit representatives of Purchaser to visit and inspect, at Purchaser's expense, any of the properties of the Corporation and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances, and accounts of the Corporation and its Subsidiaries with the principal officers of the Corporation, all at such reasonable times, upon reasonable notice, and as often as Purchaser may reasonably request; provided, however, that the foregoing shall be subject to compliance with reasonable safety requirements and shall not require the Corporation or any of its Subsidiaries to permit any inspection that, in the reasonable judgment of the Corporation, would result in the violation of any statute or regulation with respect to confidentiality or security. Purchaser agrees that the information received pursuant to this Section 6.2 or Section 6.1(iv) is subject to Section 9 hereof.

                  6.3 Use of Proceeds; Regulations T, U, and X. All of the proceeds of the sale of the Notes will be used by the Corporation to prepay the Convertible Subordinated Notes. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of Regulations T, U, or X.

                  6.4 Attendance at Board Meeting. The designee of Purchaser (such individual to be identified to the Corporation in a writing signed by Purchaser) shall have the right (i) to consult with and advise management of the Corporation, at such times and under such circumstances as are approved by the Board of Directors of the Corporation in its reasonable discretion, on significant business issues, including management's proposed annual operating plans, and management will make itself available to meet with such designee during each year at the Corporation's facilities at mutually agreeable times,
(ii) to examine the books and records of the Corporation and inspect its facilities and to receive information at reasonable times and intervals concerning the general status of the Corporation's financial condition and operations; and (iii) to attend all meetings of the Board of Directors of the Corporation in a nonvoting observer capacity, to receive notice of such meetings, and to receive the information provided by the Corporation to the Board of Directors; provided, however, that the Corporation may exclude any designee of the Purchaser from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. The Corporation agrees to provide Purchaser with the same notice provided to any director with respect to any proposed meeting of the Board of Directors of the Corporation. The reasonable out-of-pocket costs and expenses of any such individual attending a Board of Directors meeting of the Corporation shall be reimbursed by the Corporation.

                  6.5 Compliance with Laws. The Corporation at all times will, and will cause each of its Subsidiaries to, observe and comply in all material respects with all laws (including environmental laws applicable to the Corporation and its Subsidiaries), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions, and requirements of all governmental authorities that are now and may at any time be applicable to the Corporation or its Subsidiaries, a violation of which could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects, or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole, except such thereof as shall be contested in good faith and by appropriate proceedings promptly instituted and diligently conducted by the Corporation or its Subsidiaries, as the case may be, so long as adequate reserves or other appropriate provisions as shall be required in accordance with generally accepted accounting principles shall have been made therefor.

                  6.6 Maintenance of Properties; Insurance. The Corporation will maintain and will cause its Subsidiaries to maintain in good repair, working order, and condition (normal wear and tear excepted) all properties used or useful in the business of the Corporation and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. The Corporation will maintain and will cause its Subsidiaries to maintain in full force and effect, with financially sound and reputable insurers acceptable to Purchaser, insurance (subject to customary deductibles and retentions) with respect to its properties and business and the properties and business of its Subsidiaries against hazards, contingencies, loss, or damage of the kinds customarily insured against by corporations of established reputation or similar size engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided, however, in no event shall the coverage and amount of such insurance be less than the coverage and amount of insurance in force on the Closing Date. Without limiting the generality of the foregoing, the Corporation will maintain (i) public liability insurance against claims for personal injury, death, or property damage occurring upon, in, about, or in connection with the use of any property owned, occupied, or controlled by the Corporation or any of its Subsidiaries in an amount per occurrence of at least $10,000,000, (ii) workers' compensation and business interruption insurance covering loss of rents and builders' all risk insurance, and (iii) such other insurance for the Corporation and its Subsidiaries as may be required by law.

                  6.7 Performance of Government Contracts. The Corporation will and will cause each of its Subsidiaries to perform each and every term and condition of the Government Contracts relating to the facilities owned by the Corporation or such Subsidiary and will not, and will not permit any Subsidiary to consent to any termination, cancellation, or material amendment, modification, or supplement to any Government Contract relating to the facilities owned by the Corporation or any of its Subsidiaries which termination, cancellation, amendment, modification, or supplement could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects, or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole.

                  6.8 Notice to Purchaser. When any Unmatured Event of Default or Event of Default has occurred, the Corporation agrees to give written notice thereof to Purchaser within three (3) days of the Corporation's discovery of such event.

                  6.9 Waiver of Stay, Extension, or Usury Laws. The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law which would prohibit or forgive the Corporation from paying all or any portion of the principal of, or interest, or premium, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Corporation hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the holders of the Notes, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  6.10 Conduct of Business. The Corporation will, and will cause each of its Subsidiaries to, operate in a manner so that the Corporation will become qualified and shall maintain its status as a real estate investment trust for federal income tax purposes focused on owning and acquiring correctional and detention facilities.

                  6.11 Amendments or Waivers of Certain Documents. The Corporation will not agree to any material amendment, modification, supplement to, or waiver of any agreement related to the Convertible Notes that would increase the interest rates thereof, shorten the average maturities thereof, or alter financial covenants contained therein in a manner that could be expected to be materially adverse to the interests of Purchaser.

                  6.12 Limitation on Issuance of Other Subordinated Indebtedness Senior to the Notes. The Corporation will not create, incur, assume, guarantee, or in any other manner become liable with respect to any indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such indebtedness is also pari passu with, or subordinate pursuant to provisions substantially similar to those contained in the Notes, in right of payment to the Notes.

                  6.13 Financial Statements and Other Reports of Operating Company.

                           (i) it will cause Operating Company, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, to furnish to Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders equity of Operating Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Operating Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Operating Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of Operating

         Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

                           (ii) it will cause Operating Company, as soon as practicable and in any event within 90 days after the end of each fiscal year, to furnish to Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of Operating Company and its Subsidiaries for such year, and a consolidated balance sheet of Operating Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by Operating Company; provided, however, that delivery pursuant to clause
         (iii) below of a copy of the Annual Report on Form 10-K of Operating Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

                           (iii) it will cause Operating Company, promptly upon transmission thereof, to furnish to Purchaser copies of all financial statements, proxy statements, notices, and reports as it shall send to its stockholders and copies of all registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all regular and periodic reports as it shall file with the Commission; and

                           (iv) it will cause Operating Company, with reasonable promptness, to furnish to Purchaser such other financial and other data of Operating Company and its Subsidiaries as Purchaser may request, including operating financial information for each facility owned or operated by Operating Company or any of its Subsidiaries.

                  6.14 Maintenance of REIT Status. The Corporation shall conduct its operations in a manner so as to continue to qualify as a REIT under the Code.

                  6.15 Financial Covenants. For purposes of this subsection only, all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Senior Credit Agreement as in effect as of the effective date hereof.

                           (i) Debt Service Coverage Ratio. The Debt Service Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 1.6 to 1.0.

                           (ii) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 2.4 to 1.0.

                           (iii) Total Indebtedness to Total Capitalization. At all times the ratio of Total Indebtedness to Total Capitalization shall be equal to or less than .60 to 1.0.

         7.   EVENTS OF DEFAULT; REMEDIES THEREFOR.

                  7.1 Events of Default. Any one or more of the following shall constitute an "Event of Default":

                           (i) default in the payment of any interest due under the Notes when it becomes due and payable, and continuance of such default for a period of ten (10) days; or

                           (ii) default in the payment of the principal of the Notes when due (whether at scheduled maturity, as a result of a mandatory prepayment requirement, by acceleration, or otherwise); or

                           (iii) default under any bond, debenture, note, or other evidence of indebtedness for money borrowed in excess of $1,000,000 by the Corporation or any of its Subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default
         (i) shall consist of a failure to pay such indebtedness at final maturity and after the expiration of any applicable grace period, or
         (ii) shall have resulted in such indebtedness (A) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, or (B) having been discharged within a period of ten (10) days after there shall have been given, by registered or certified mail, to the Corporation or such Subsidiary, as applicable, by any holder of such indebtedness a written notice specifying such default and requiring the Corporation or such Subsidiary, as applicable, to cause such indebtedness to be discharged; or

                           (iv) default shall occur in the observance or performance of any covenant or agreement or any other provision of this Agreement or the Notes that is not remedied within twenty (20) days after receipt by the Corporation of written notice of such default from Purchaser;

                           (v) any representation or warranty made by the Corporation herein, or made by the Corporation in any statement or certificate furnished by the Corporation in connection with the consummation of the issuance and delivery of the Notes or thereafter pursuant to the terms of this Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or

                           (vi) a final judgment or judgments entered by a court of competent jurisdiction for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Corporation or any of its Subsidiaries and any one such judgment in excess of $1,000,000 has, or such judgments aggregating in excess of $1,000,000 have remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of thirty (30) days from the date of entry; or

                           (vii) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (a) for the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Corporation or any Subsidiary of the Corporation or of a material portion of the assets of either, or for the winding-up or liquidation of its affairs, and such decree or order shall remain in force, undischarged and unstayed for a period of more than thirty (30) days, or (b) for the sequestration or attachment of any material portion of the assets of the Corporation or any Subsidiary of the Corporation, without its unconditional return to the possession of the Corporation or such Subsidiary, or its unconditional release from such sequestration or attachment, within thirty (30) days thereafter; or

                           (viii) the Corporation or any Subsidiary of the Corporation makes an assignment for the benefit of creditors, or the Corporation or any Subsidiary of the Corporation applies for or consents to the appointment of a custodian, liquidator, trustee, or receiver for the Corporation or such Subsidiary or for a material portion of the assets of either; or

                           (ix) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation or any of its Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Corporation under federal bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator, or other similar official for the Corporation or any of its Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days or until an order for relief has been entered; or

                           (x) the institution by the Corporation or any of its Subsidiaries of proceedings to be adjudicated a debtor or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law or the consent by it to the filing such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official for the Corporation or any of its Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation or any of its Subsidiaries in furtherance of any such action.

                  7.2 Acceleration of Maturities. When any Event of Default described in clauses (i) through (vi), inclusive, of Section 7.1 has occurred and is continuing, Purchaser may, by notice in writing sent to the Corporation, declare the entire principal and all interest accrued on the Notes to be, and the Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in clauses
(vii) through (x), inclusive, of Section 7.1 has occurred, then the Notes shall immediately become due and payable without presentment, demand, protest, or notice of any kind. When any Event of Default described in clause (iv) of
Section 7.1 has occurred and is continuing as a result of the Corporation's breach of its obligation to convert the indebtedness evidenced by the Notes into Conversion Shares in accordance with the terms and conditions of the Notes, Purchaser shall be entitled to specific performance of such obligation of the Corporation; it being expressly acknowledged and agreed by the Corporation that no adequate remedy at law exists for any such breach and that Purchaser will be irreparably harmed by any such breach by the Corporation. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Corporation shall forthwith pay to Purchaser the entire principal and interest accrued on the Notes. No course of dealing on the part of Purchaser nor any delay or failure on the part of Purchaser to exercise any right shall operate as a waiver of such right or otherwise prejudice Purchaser's rights, powers, and remedies. The Corporation further agrees, to the extent permitted by law, to pay to Purchaser all costs and expenses (including attorneys' fees) incurred by it in the collection of the Notes upon any default hereunder or thereon (including such costs and expenses incurred in connection with a workout or an insolvency or bankruptcy proceeding).

         8. AGREEMENTS OF PURCHASER. Purchaser agrees with the Corporation as follows:

                  8.1 Transfer of the Notes. Purchaser will not attempt to sell, transfer, convey, exchange, or otherwise dispose of all or any part of the Notes, except in accordance with applicable law.

                  8.2 No General Solicitation. Purchaser acknowledges and agrees that it has not received nor is it aware of any general solicitation or general advertising of the Notes, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, and that it was not invited to attend any seminar or meeting by means of any such general solicitation or general advertising.

                  8.3 No Registration. Purchaser understands and agrees that, neither the Notes nor, except as provided in the Registration Rights Agreement, any Conversion Shares will be registered under the Securities Act or any state securities law, that the Notes and Conversion Shares may be required to be held until they are subsequently registered under the Securities Act and any applicable state securities law, or any corresponding provisions of succeeding laws, unless an exemption from the registration requirements of such laws is available, and that the Corporation is under no obligation to register the Notes or, except as provided in the Registration Rights Agreement, any Conversion Shares, for resale.

                  8.4 Transfer Restrictions; Legends. Purchaser understands and agrees that the Notes and, when issued, the Conversion Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws unless an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. Purchaser acknowledges that, except as provided in the Registration Rights Agreement, Purchaser has no right to require the Corporation to register the Conversion Shares. Purchaser understands and agrees that each certificate representing Conversion Shares shall bear the following legends:

                           "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS
                  CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."


                  Purchaser will not, directly or indirectly, sell, transfer, pledge, encumber, or otherwise dispose of (collectively, "Transfers") any Conversion Shares except for (i) Transfers to any Affiliate of Purchaser, (ii) Transfers to other institutional investors that are not competitors of the Corporation in blocks of not less than 10,000 shares (or such lesser number as may then be outstanding), (iii) Transfers pursuant to any bona fide tender or exchange offer to acquire Voting Stock of the Corporation or pursuant to any merger, consolidation, or other business combination of the Corporation with any other Person; or (iv) the redemption of the Conversion Shares.

                  8.5 Restrictions on Conversion. Purchaser further understands and agrees that any conversion of the indebtedness evidenced by the Notes into Conversion Shares must comply with all applicable securities laws, including the Securities Act and any applicable state securities laws, as such laws exist on the date hereof and on such future dates that the indebtedness evidenced by the Notes, or any portion thereof, may be converted into Conversion Shares.

                  8.6 Further Cooperation. Purchaser will do all acts and things reasonably requested of it by the Corporation in connection with any attempt by the Corporation to achieve compliance with federal and state securities laws in connection with the offering and sale of the Notes or the conversion of all or any portion of the indebtedness evidenced by the Notes into Conversion Shares.

         9.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  9.1 Without the prior written consent of the Corporation, any information relating to the Corporation provided to Purchaser in connection with this Agreement or its acquisition of the Notes or the Conversion Shares that is either confidential, proprietary, or otherwise not generally available to the public (but excluding information Purchaser has obtained independently from third-party sources without Purchaser's knowledge that the source has violated any fiduciary or other duty not to disclose such information (the "Confidential Information") will be kept confidential by Purchaser and their directors, officers, employees, agents, auditors, participants, transferees, assignees, and representatives (collectively, "Representatives"), using the same standard of care in safeguarding the Confidential Information as Purchaser employs in protecting its own proprietary information that Purchaser desires not to disseminate or publish. It is understood (a) that such Representatives shall be informed by Purchaser of the confidential nature of the Confidential Information, (b) that such Representatives shall be bound by the provisions of this Section 9.1 as a condition of receiving the Confidential Information, and
(c) that, in any event, Purchaser shall be responsible for any breach of Sections 9.1, 9.2, or 9.3 of this Agreement by any of its Representatives (other than Purchaser's participants, transferees, or assignees).

                  9.2 Without the prior consent of the Corporation, other than as required by applicable law, Purchaser will not, and will direct its Representatives not to disclose to any Person (other than its Representatives) either the fact that the Confidential Information has been made available to Purchaser or that Purchaser has inspected any portion of the Confidential Information.

                  9.3 If Purchaser or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Purchaser will, as soon as practicable, notify the Corporation of such request or requirement so that the Corporation may seek an appropriate protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or its Representatives are, in the opinion of Purchaser's counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, Purchaser, or its Representative, as the case may be, may disclose only such of the Confidential Information to the party compelling disclosure as is required by law. Purchaser shall not be liable for the disclosure of Confidential Information pursuant to the preceding sentence. Purchaser will exercise all reasonable efforts to assist the Corporation in obtaining a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         10.  MISCELLANEOUS.

                  10.1 Indemnification. Each party (an "indemnifying party") hereto agrees to indemnify and hold harmless the other parties (an "indemnified party") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorneys' fees, that such indemnified party and each of its officers and directors shall incur or suffer, that arise, result from, or relate to any breach of, or failure by such indemnifying party to perform, any of its representations, warranties, covenants, or agreements set forth in the Transaction Documents.

                  10.2 Survival of Covenants, Representations, and Warranties. All covenants, representations, and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions occurring on the Closing Date shall survive the closing and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party.

                  10.3 Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to Purchaser's benefit and to the benefit of its successors and assigns, including each successive holder or holders of the Notes or any interest therein.

                  10.4 Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram (with messenger delivery specified) to the Corporation or to Purchaser, as the case may be, at the addresses set forth below:


         If to PMI, to:                    PMI MEZZANINE FUND, L.P.
                                           610 Newport  Center Drive, Suite 1100
                                           1100 Newport Beach, CA 92660
                                           Attention: Mr. Robert Bartholomew

         With a copy to:                   BROBECK, PHLEGER & HARRISON LLP
                                           550 South Hope Street
                                           Los Angeles, CA 90071
                                           Attention: John Francis Hilson, Esq.

         If to the Corporation, to:        PRISON REALTY CORPORATION
                                           10 Burton Hills Boulevard
                                           Nashville, Tennessee  37215
                                           Attention: Doctor R. Crants, Jr.

         With a copy to:                   STOKES & BARTHOLOMEW, P.A.
                                           424 Church Street, Suite 2800
                                           Nashville, Tennessee 37219
                                           Attention: Elizabeth Enoch Moore, Esq

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. The failure of the Corporation or Purchaser to send a copy of any notice to the individuals who are shown above as being required to receive such copies shall not invalidate or otherwise affect the validity of a notice that is otherwise effectively given. All notices or demands sent in accordance with this
Section 10.4 shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail or the transmission thereof by telefacsimile or other similar method as set forth above.

                  10.5 Expenses. In addition to the payments provided for in
Section 2.3(xi), the Corporation agrees to pay Purchaser for all fees and all out-of-pocket expenses incurred by Purchaser arising in connection with the Transaction Documents and the transactions hereby and thereby contemplated, including the conversion of the indebtedness evidenced by the Notes into Conversion Shares, all stamp and other taxes payable (other than taxes based on income) with respect to the issuance of the Conversion Shares, filing fees, reasonable fees and expenses of counsel, and all such expenses incurred with respect to the preparation, execution, delivery, or enforcement of any provision of such agreement or instrument, or any amendment or waivers requested by the Corporation (irrespective of whether the same become effective) under or in respect of any such agreement, including costs and expenses in any bankruptcy proceeding.

                  10.6 Descriptive Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                  10.7 Satisfaction Requirement. If any agreement, certificate, or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Purchaser, the determination of such satisfaction shall be made by Purchaser in its sole and exclusive judgment exercised reasonably and in good faith.

                  10.8 Remedies. In case any one or more of the covenants or agreements set forth in the Transaction Documents shall have been breached by the Corporation or Purchaser, the Corporation or Purchaser, as applicable, may proceed to protect and enforce its rights either by suit in equity or by action at law, including an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in the Transaction Documents.

                  10.9 Entire Agreement. The Transaction Documents and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                  10.10 Amendments. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Corporation and Purchaser.

                  10.11 Severability. Should any part of this Agreement, for any reason, be determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid or unenforceable part hereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part which may, for any reason, be hereafter declared invalid or unenforceable.

                  10.12 Execution in Counterparts; Telecopy Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of the signature page(s) of this Agreement by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature page(s) of this Agreement by telecopier shall thereafter also promptly deliver a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  10.13 Governing Law. The Transaction Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                  10.14 Consent to Jurisdiction. The Corporation irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the City of New York, New York over any suit, action, or proceeding arising out of or relating to the Transaction Documents. To the fullest extent it may effectively do so under applicable law, the Corporation irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court, and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

                  10.15 Enforcement of Judgments; Service of Process; Jury Trial Waiver. The Corporation agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action, or proceeding of the nature referred to in Section 10.14 brought in any such court shall be conclusive and binding upon the Corporation and may be enforced in the courts of the United States of America or the State of New York (or any other court to the jurisdiction of which the Corporation is or may be subject) by a suit upon such judgment.

                           THE CORPORATION AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 10.14 MAY BE MADE BY REGISTERED OR CERTIFIED MAIL TO THE CORPORATION'S ADDRESS SET FORTH IN SECTION 10.4.

                           EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE TRANSACTION DOCUMENTS, OR ANY OTHER RELATED DOCUMENT TO BE DELIVERED PURSUANT HERETO, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE CONTRACTUAL RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE TRANSACTION DOCUMENTS, OR THE RELATED DOCUMENTS TO BE DELIVERED PURSUANT HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  10.16 No Limitation on Service or Suit. Nothing herein shall affect the right of Purchaser to serve process in any manner permitted by law, or limit any right that Purchaser may have to bring proceedings against the Corporation in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  10.17 Direct Payment. Anything in this Agreement or the Notes to the contrary notwithstanding, the Corporation will punctually pay when due the principal of the Notes, and any interest thereon, without any presentment thereof, directly to Purchaser or to the nominee of Purchaser at the address set forth in Schedule 10.17 or such other address as Purchaser or Purchaser's nominee may from time to time designate in writing to the Corporation, or, if a bank account with a United States bank is designated for Purchaser or Purchaser's nominee on Schedule 10.17 hereto or in any written notice to the Corporation from Purchaser or Purchaser's nominee, the Corporation will make such payments in immediately available funds to such bank account, marked for attention as indicated. Purchaser agrees that in the event that it shall sell or transfer any Notes, it will, prior to the delivery of such Notes, make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes. The Corporation agrees that transferees of Notes shall be entitled to the benefits of this Section 10.17 so long as any such transferee has made the same agreements relating to the transferred Notes as Purchaser has made in this Section 10.17. The Corporation shall be entitled to presume conclusively that Purchaser or any subsequent noteholders remain the holders of the Notes until such Notes shall have been presented to the Corporation as evidence of the transfer of such Notes.

                  [Remainder of page intentionally left blank]

                  The execution hereof by the Corporation and PMI shall constitute a contract between them for the uses and purposes hereinabove set forth.


                                    PRISON REALTY CORPORATION,
                                    a Maryland corporation


                                    By: /s/ Doctor R. Crants
                                       -----------------------------------------
                                    Title: Chief Executive Officer and Chairman
                                          --------------------------------------


                                    PMI MEZZANINE FUND, L.P.,
                                    a Delaware limited partnership


                                    By:  Pacific Mezzanine Investors, LLC,
                                         a Delaware limited liability company,
                                         its General Partner


                                    By: /s/ Robert Bartholomew
                                       -----------------------------------------
                                    Title: Managing Principal
                                          --------------------------------------

                                TABLE OF CONTENTS

                                                                                   PAGE
1.    AUTHORIZATION OF ISSUE OF THE NOTES.............................................2

2.    SALE AND PURCHASE OF THE NOTES; CLOSING DATE; CONDITIONS FOR CLOSING............2

   2.1   SALE AND PURCHASE OF THE NOTES...............................................2
   2.2   CLOSING DATE.................................................................2
   2.3   CONDITIONS FOR CLOSING.......................................................3
   2.4   WAIVER OF CONDITIONS.........................................................5

3.    DEFINITIONS; CONSTRUCTION.......................................................5

   3.1   DEFINITIONS..................................................................5
   3.2   CONSTRUCTION.................................................................9
   3.3   CHANGES IN ACCOUNTING PRINCIPLES.............................................9

4.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION...............................10

   4.1   ORGANIZATION AND QUALIFICATION...............................................10
   4.2   DUE AUTHORIZATION............................................................10
   4.3   SUBSIDIARIES.................................................................10
   4.4   SEC REPORTS..................................................................10
   4.5   FINANCIAL STATEMENTS.........................................................11
   4.6   ACTIONS PENDING; COMPLIANCE WITH LAW.........................................11
   4.7   TITLE TO PROPERTIES; INSURANCE...............................................11
   4.8   GOVERNMENTAL CONSENTS, ETC...................................................12
   4.9   HOLDING CORPORATION ACT AND INVESTMENT CORPORATION ACT STATUS................12
   4.10     TAXES.....................................................................12
   4.11     CONFLICTING AGREEMENTS AND CHARTER PROVISIONS.............................12
   4.12     CAPITALIZATION............................................................13
   4.13     DISCLOSURE................................................................13
   4.14     STATUS OF CONVERSION SHARES...............................................13
   4.15     REGISTRATION UNDER EXCHANGE ACT...........................................14
   4.16     ERISA.....................................................................14
   4.17     POSSESSION OF FRANCHISES, LICENSES, ETC...................................14
   4.18     ENVIRONMENTAL AND OTHER REGULATIONS.......................................14
   4.19     OFFERING OF SECURITIES....................................................15
   4.20     BROKERS OR FINDERS........................................................15
   4.21     REIT STATUS...............................................................15
   4.22     REGULATIONS T, U, AND X...................................................15

5.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................15

   5.1   DUE AUTHORIZATION............................................................15
   5.2   CONFLICTING AGREEMENTS AND OTHER MATTERS.....................................16
   5.3   ACQUISITION FOR INVESTMENT; SOURCE OF FUNDS..................................16
   5.4   BROKERS OR FINDERS...........................................................16
   5.5   ACCREDITED INVESTOR..........................................................16

6.    COVENANTS.......................................................................16

   6.1   FINANCIAL STATEMENTS AND OTHER REPORTS.......................................16
   6.2   INSPECTION OF PROPERTY.......................................................18
   6.3   USE OF PROCEEDS; REGULATIONS T, U, AND X.....................................18
   6.4   ATTENDANCE AT BOARD MEETING..................................................18

   6.5   COMPLIANCE WITH LAWS.........................................................18
   6.6   MAINTENANCE OF PROPERTIES; INSURANCE.........................................19
   6.7   PERFORMANCE OF GOVERNMENT CONTRACTS..........................................19
   6.8   NOTICE TO PURCHASER..........................................................19
   6.9   WAIVER OF STAY, EXTENSION, OR USURY LAWS.....................................20
   6.10     CONDUCT OF BUSINESS.......................................................20
   6.11     AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS................................20
   6.12     LIMITATION ON ISSUANCE OF OTHER SUBORDINATED INDEBTEDNESS SENIOR
             TO THE NOTES.............................................................20
   6.13     FINANCIAL STATEMENTS AND OTHER REPORTS OF OPERATING COMPANY...............20
   6.14     MAINTENANCE OF REIT STATUS................................................21
   6.15     FINANCIAL COVENANTS.......................................................21

7.    EVENTS OF DEFAULT; REMEDIES THEREFOR............................................22

   7.1   EVENTS OF DEFAULT............................................................22
   7.2   ACCELERATION OF MATURITIES...................................................23

8.    AGREEMENTS OF PURCHASER.........................................................24

   8.1   TRANSFER OF THE NOTES........................................................24
   8.2   NO GENERAL SOLICITATION......................................................24
   8.3   NO REGISTRATION..............................................................24
   8.4   TRANSFER RESTRICTIONS; LEGENDS...............................................24
   8.5   RESTRICTIONS ON CONVERSION...................................................25
   8.6   FURTHER COOPERATION..........................................................25

9.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION.......................................26

10.   MISCELLANEOUS...................................................................26

   10.1     INDEMNIFICATION...........................................................26
   10.2     SURVIVAL OF COVENANTS, REPRESENTATIONS, AND WARRANTIES....................27
   10.3     SUCCESSORS AND ASSIGNS....................................................27
   10.4     NOTICES...................................................................27
   10.5     EXPENSES..................................................................28
   10.6     DESCRIPTIVE HEADINGS......................................................28
   10.7     SATISFACTION REQUIREMENT..................................................28
   10.8     REMEDIES..................................................................28
   10.9     ENTIRE AGREEMENT..........................................................28
   10.10    AMENDMENTS................................................................28
   10.11    SEVERABILITY..............................................................29
   10.12    EXECUTION IN COUNTERPARTS; TELECOPY EXECUTION.............................29
   10.13    GOVERNING LAW.............................................................29
   10.14    CONSENT TO JURISDICTION...................................................29
   10.15    ENFORCEMENT OF JUDGMENTS; SERVICE OF PROCESS; JURY TRIAL WAIVER...........29
   10.16    NO LIMITATION ON SERVICE OR SUIT..........................................30
   10.17    DIRECT PAYMENT............................................................30

LIST OF EXHIBITS

Exhibit C - 1 Form of Compliance Certificate

Exhibit L - 1 Legal Opinion

Exhibit N - 1 Form of Subordinated Note

Exhibit R - 1 Registration Rights Agreement


LIST OF SCHEDULES

Schedule 4.3 Subsidiaries

Schedule 4.6 Pending Actions

Schedule 4.11 Conflicts

Schedule 4.12 Options/Warrants

Schedule 10.17 Purchaser's Schedule

                                  EXHIBIT R-1

                           PRISON REALTY CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


                  This Agreement is made and dated as of December 31, 1998, by and between PRISON REALTY CORPORATION, a Maryland corporation with its principal office located at 10 Burton Hills Boulevard, Nashville, Tennessee 37215 (the "Corporation"), and PMI MEZZANINE FUND, L.P., a Delaware limited partnership with its principal office at 610 Newport Center Drive, Newport Beach, California 92660 (the "Investor").

                  The parties hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Act" means the Securities Act of 1933, as amended, or any federal statute or code which is a successor thereto.

                  "Commission" means the Securities and Exchange Commission.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto.

                  "Holder" means a holder of Registrable Stock and any person holding Registrable Stock to whom registration rights have been transferred pursuant to this Agreement.

                  "Initiating Holders" has the meaning specified in Section 2.

                  "Register, Registered, and Registration" refer to a registration effected by filing a registration statement in compliance with the Act and the declaration or ordering by the Commission of the effectiveness of such registration statement.

                  "Registrable Stock" means all shares of the Corporation's common stock, $0.01 par value (the "Common Stock"), issued or issuable upon conversion of the Convertible, Subordinated Notes, originally due February 28, 2005 (the "Notes"), issued by the Corporation pursuant to that certain Note Purchase Agreement of even date herewith between the Investor and the Corporation (the "Note Purchase Agreement"), and held by the original purchaser of such Notes or by a person to whom Registration rights have been transferred pursuant to the provisions of this Agreement, all shares of Common Stock issued in lieu of such shares in any reorganization of the Corporation and all shares of Common Stock issued in respect of such shares as a result of a stock split, stock dividend, recapitalization, or combination.

                  "Rule 144" means Rule 144 issued by the Commission under the Act, as may be amended from time to time, or any subsequent rule pertaining to the disposition of securities without registration.

         2.       Required Registration.

                  (a) At any time and from time to time, if the Holder or Holders of the then Registrable Stock propose to dispose of at least twenty-five percent (25%) of the then Registrable Stock (such Holder or Holders being herein called the "Initiating Holders"), the Initiating Holders may request the Corporation in writing to effect such Registration, stating the number of shares of Registrable Stock to be disposed of by such Initiating Holders (which shall be not less than twenty-five percent (25%) of the then Registrable Stock). Any such Registration will be a registration of a delayed and continuous offering pursuant to Rule 415 under the Act (a "Shelf Registration"). Upon receipt of such request, the Corporation will give prompt written notice thereof to all other Holders whereupon such other Holders shall give written notice to the Corporation and the Initiating Holders within fifteen (15) days after receipt of the Corporation's notice (the "Notice Period") if they propose to dispose of any shares of Registrable Stock pursuant to such Registration, stating the number of shares of Registrable Stock they propose to dispose of pursuant thereto, which number shall, subject to the provisions hereof, be allocated on a pro rata basis to any offerings and sales of Registrable Stock made pursuant to the Shelf Registration.

                  (b) Subject to Section 4(c), the Corporation will use its best efforts to effect promptly after the Notice Period (but in any event within sixty (60) days following receipt of the request for Registration) the Registration under the Act of all the shares of Registrable Stock specified in the requests of the Initiating Holders and the requests of such other Holders, notice of which is respectively subject, however, to the limitations set forth in Section 4. If such Registration is a Shelf Registration, the Corporation shall take all necessary actions, at its expense, to permit each offer and sale of Registrable Stock requested by the Initiating Holders (including the offer and sale of any shares of Registrable Stock of such other Holders) within three
(3) Business Days of receipt of written request therefor, or as soon thereafter as is reasonably practicable and without unreasonable expense, prior to the expiration of the Shelf Registration as provided in Section 3(b).

         3. Registration Procedures. Whenever the Corporation is required by the provisions of Sections 2 or 5 to use its best efforts to effect the Registration of shares of Registrable Stock under the Act, the Corporation will:

                  (a) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus and any prospectus supplement used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the disposition of all shares of Common Stock covered by such registration statement, but for no longer than six (6) months subsequent to the initial effective date of such registration statement; provided, however, that any Shelf Registration shall be kept effective until the earlier of (i) the sale of all Registrable Stock registered thereunder and
(ii) such time as, in the reasonable opinion of counsel to the

Corporation, further offers and sales under the Shelf Registration are no longer permissible pursuant to Rule 415 under the Act and the pronouncements of the Commission thereunder.

                  (c) enter into and perform its obligations under an underwriting agreement with respect to any underwritten offering, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such Registration shall, subject to the terms and conditions of this Section 3 set forth below, also enter into and perform its obligations under such an agreement;

                  (d) furnish to each underwriter and each Holder participating in a Registration pursuant to Sections 2 or 5 such number of copies of a prospectus, including a preliminary prospectus and any prospectus supplement, a registration statement, the exhibits thereto, and all documents incorporated therein by reference, in conformity with the requirements of the Act, and such other documents as such underwriter or Holder may reasonably request in order to facilitate the public sale of the shares of Common Stock by such underwriter or Holder, as the case may be, and promptly furnish to each underwriter and Holder notice of any stop order or similar notice issued by the Commission or state agency charged with the regulation of securities, and notice of any New York Stock Exchange or other listing of the shares of Common Stock covered by such Registration Statement;

                  (e) use its best efforts (i) to register or qualify the shares of Common Stock covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each Holder selling shares shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the shares of Common Stock owned by such Holder; provided, however, that in no event shall the Corporation be obligated to qualify to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph
(e) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (f) use its best efforts to furnish to each Holder selling shares a signed counterpart, addressed to the Holder selling shares, of
(i) an opinion of counsel to the Corporation, dated the effective date of the registration statement, and (ii) a "comfort" letter, dated the effective date of the registration statement, signed by the independent public accountants who have certified the Corporation's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus and any prospectus supplement included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements and with respect to financial data contained in the prospectus that is not extracted from the Corporation's audited financial statements, as are customarily covered (at the time of such Registration) in opinions of issuer's counsel and in "comfort" letters delivered to underwriters in underwritten public offerings of securities;

                  (g) furnish to each Holder participating in a Registration pursuant to Sections 2 or 5, upon request of such Holder, copies of all correspondence between the Corporation, the Commission and any applicable state securities regulatory agencies relating to such Registration;

                  (h) permit each Holder participating in a Registration pursuant to Sections 2 and 5 and the designated representatives of such Holder to inspect and copy all records of the Corporation reasonably related to such Registration; provided, however, the Corporation shall not be required to permit the examination of any portion of its records for which the Commission has granted a request for confidentiality;

                  (i) use its best efforts to obtain all approvals required from the National Association of Securities Dealers, Inc., if any;

                  (j) during the period referred to in Section 3(b) that the Corporation is required to keep such registration statement effective, promptly notify each Holder of Registrable Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus or any prospectus supplement included in such registration statement, as then in effect, or any material incorporated by reference therein, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or any prospectus supplement or registration statement or material incorporated by reference therein to comply with the law, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus or any prospectus supplement or material incorporated by reference therein as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus or any prospectus supplement or material incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and so that such prospectus or prospectus supplement or registration statement or material incorporated by reference therein, as amended or supplemented, will comply with the law;

                  (k) upon delivery of the certificates with respect to the Registrable Stock to be Registered pursuant hereto, issue to any underwriter to which the Holder may sell such Registrable Stock in connection with any such Registrations (and to any direct or indirect transferee or any such underwriter) certificates evidencing such Registrable Stock without any legend restricting the transferability of the Registrable Stock;

                  (l) make available, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder; and

                  (m) that in conjunction with any Registration pursuant to Section 2 or 5, it will, at its expense, use its best efforts to cause the Registrable Stock covered by such Registration to be listed on the New York Stock Exchange or such other national securities exchange on which the Common Stock is listed, subject to notice of issuance, and will provide prompt notice to such exchange of the issuance thereof from time to time.

                  If the Corporation fails to keep a Registration requested pursuant to Section 2 effective for such period as is required by Section 3(b) and all of the shares of Registrable Stock subject to such Registration are not sold, the rights of the Holders to request Registration pursuant to Section 2 will not be deemed to have been affected by operation of the provisions of Section 4(a).

                  Any Holder dissatisfied with the terms and conditions of the underwriting agreement referred to in Section 3(c) may withdraw from the request for Registration made pursuant to Section 5 and may refuse to execute such underwriting agreement.

         4.       Limitations on Required Registration.

                  (a) The Corporation shall not be required to effect more than three (3) Registrations pursuant to Section 2. A Registration requested pursuant to Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective or (ii) if after it has become effective, such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders participating in such Registration and has not thereafter become effective.

                  (b) The Corporation shall not Register securities for sale for its own account in any Registration requested pursuant to Section 2 unless permitted to do so by the written consent of Holders who hold at least a majority of the Registrable Stock as to which Registration has been requested.

                  (c) The Corporation shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2(a) if the Corporation determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Corporation or any of its Affiliates or would require premature disclosure thereof, and promptly gives the holders of Registrable Stock requesting registration thereof pursuant to Section 2(a) written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Corporation shall so postpone the filing of a registration statement, such holders of Registrable Stock requesting registration thereof pursuant to Section 2(a) shall have the right to withdraw the request for registration by giving written notice to the Corporation within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Stock are entitled pursuant to Section 2(a) hereof.

         5. Incidental Registration. If the Corporation at any time proposes to Register any of its securities under the Act (other than a Registration effected to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable, or a Registration required pursuant to Section 2), it will each such time give written notice to all Holders of its intention to do so not less than thirty (30) days prior to the intended filing date of such Registration, together with a list of all jurisdictions in which the Corporation intends to register the securities to be offered. Upon the written request of a Holder or Holders given within fifteen
(15) days after receipt of any such notice (stating the number of shares of Registrable Stock to be disposed of by such Holder or Holders and the intended method of disposition), the Corporation will use its best efforts to cause all such shares of Registrable Stock intended to be sold by Holders who or which have requested Registration thereof, to be Registered under the Act so as to permit the disposition by such Holder or Holders of the shares so Registered, subject, however, to the limitations set forth in Section 6.

         6.       Limitations on Incidental Registration.

                  (a) If the Registration of which the Corporation gives notice pursuant to Section 5 is for an underwritten offering, only securities (including, without limitation, Registrable Stock) which are to be included in the underwriting may be included in the Registration.

                  (b) If the managing underwriter of any underwritten offering shall inform the Corporation by letter of its belief that the number or type of Registrable Stock requested to be included in a Registration pursuant to Section 5 would materially adversely affect such offering, then the Corporation will include in such Registration, to the extent of the number and type which the Corporation is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Corporation to be sold for its own account and, second, all other registered securities of the Corporation requested to be included in such Registration pro rata among such holders on the basis of the estimated gross proceeds of the securities of such holders requested to be so included.

                  (c) Subject to the Corporation's complying with the priorities set forth in Section 6(b), nothing contained in this Section 6 shall prevent the Corporation from withdrawing any securities requested to be included for its own account in such a Registration either before or after the effectiveness of such Registration.

                  (d) The Corporation shall not be required to effect any registration of Registrable Stock pursuant to Section 5 if it shall deliver to the Holder or Holders requesting such registration an opinion (which opinion shall be reasonably satisfactory to such Holder or Holders) of Stokes and Bartholomew (or other counsel reasonably satisfactory to such Holder or Holders) to the effect that all Registrable Stock held by such Holder or Holders may be sold in the public market without registration under the Securities Act and any applicable State securities laws.

         7. Designation of Managing Underwriter. In the case of any Registration which is intended to be an underwritten public offering, the Corporation shall have the right to designate a managing underwriter of such underwritten offering, which shall be a nationally recognized investment banking firm.

         8.       Cooperation of Prospective Sellers.

                  (a) Each Holder that is a prospective seller of Registrable Stock will furnish to the Corporation such information regarding such Holder and the distribution of such Registrable Stock as the Corporation may from time to time reasonably request in writing. Such Holder shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters, if any, other than representations, warranties or agreements regarding such Holder, such Holder's intended method of distribution and any other representations required by law.

                  (b) Failure of a Holder that is a prospective seller of Registrable Stock to furnish the information and agreements described in this
Section 8 shall be deemed sufficient reason to exclude any shares of Registrable Stock to be sold by such Holder. However, such failure shall not affect the obligations of the Corporation under this Agreement to remaining Holders who furnish such information and agreements unless, in the opinion of counsel to the Corporation or the managing underwriter, such failure impairs or may impair the legality of the registration statement or the underlying offering.

                  (c) The Holders of Registrable Stock included in the registration statement will not (until receipt of a supplemental or amended prospectus or prospectus supplement) effect sales thereof after receipt of telegraphic or written notice from the Corporation to suspend sales to permit the Corporation to correct or update a registration statement or prospectus or prospectus supplement; but the obligations of the Corporation with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

                  (d) At the end of the period during which the Corporation is obligated to keep the registration statement current and effective as described in paragraph (b) of Section 3 (and any extensions thereof required by the preceding paragraph), the Holders of Registrable Stock included in the registration statement shall discontinue sales of Registrable Stock pursuant to such registration statement upon receipt of notice from the Corporation of its intention to remove from Registration the Registrable Stock covered by such registration statement which remain unsold, and such Holders shall notify the Corporation of the number of Registered shares of Registrable Stock which remain unsold immediately upon receipt of such notice from the Corporation.

         9. Expenses of Registration. All expenses (other than underwriting discounts and commissions incurred pursuant to this Agreement in effecting any Registration), including, without limitation, all registration and filing fees, printing and engraving expenses, expenses of compliance with blue sky laws, registrar, transfer agent, and escrow fees, fees and disbursements of counsel and public accountants to the Corporation, and reasonable fees and expenses of a single legal counsel for all selling Holders shall be borne by the Corporation, provided that any additional registration and qualification fees and expenses that directly result from the inclusion of securities held by the Holders in the case of any Registration effected pursuant to Section 5 shall be borne pro rata by the Holders in proportion to the number of shares of Registrable Stock being offered by them.

         10.      Indemnification.

                  (a) The Corporation will indemnify each Holder requesting or joining in a Registration, each officer, director, agent, or partner thereof, and such Holder's legal counsel and independent accountants, and each person, if any, who controls any thereof within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each underwriter of the securities so Registered, and their respective successors (collectively, "Indemnitees"), against all claims, losses, damages and liabilities, joint or several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, prospectus supplement, offering circular or other document prepared by or at the direction of the Corporation incident to any Registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation of any rule or regulation promulgated under the Act or any state securities law applicable to the Corporation or relating to action or inaction required of the Corporation in connection with any such Registration, qualification, or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld) nor shall the Corporation be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission in any such document made in reliance on and in conformity with information furnished to the Corporation in writing by such Indemnitee(s) specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in an amended prospectus on file with the Commission at the time the registration statement becomes effective or in an amended or supplemented prospectus filed with the Commission pursuant to Rule 424(b) (a "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of such Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such furnishing is required by the Act so long as such Final Prospectus has been furnished to such underwriter or such Indemnitee prior to such time; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations.

                  (b) Each Holder of shares of Registrable Stock included in a Registration which is effected will, severally, but not jointly, indemnify (and the Corporation and each such Holder will use its best efforts to cause each underwriter of the securities so registered so to indemnify) the Corporation and its officers and directors and its legal counsel, and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective successors, against all claims, losses, damages, and liabilities, joint or several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, prospectus supplement, offering circular or other document prepared by or at the direction of the Holder or underwriter incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and will reimburse the Corporation and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating, settling, or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if such statement, alleged statement, omission, or alleged omission was made in reliance upon and in conformity with information (including, without limitation, written negative responses to inquiries) furnished to the Corporation by such

Holder or underwriter in writing, specifically for use therein, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue such statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in a Final Prospectus, such indemnity agreement shall not inure to the benefit of the Corporation, if a copy of such Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such furnishing is required by the Act so long as such Final Prospectus has been furnished to such Holder or underwriter prior to such time; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its obligations, as to any Holder; provided, further, that the indemnity agreement contained in this Section 10(b) shall not apply, as to any Holder, to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that the liability of any such holder under this
Section 10(b) and Section 10(e) shall be limited in the aggregate to the total public offering price of the Registrable Stock sold by such Holder.

                  (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 except to the extent that the omission is materially prejudicial to the ability of the Indemnifying Party to defend such claim or litigation. No Indemnifying Party, in defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party hereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense, in such proportion as is appropriate to reflect the relative benefit of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage, or expense. If the allocation provided above is held by a court of competent jurisdiction to be unavailable, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.

                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the claims, losses, damages, and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

                  (e) No Holder that is a seller of Registrable Stock covered by such registration statement or person controlling such seller other than the Corporation shall be obligated to make contribution hereunder that in the aggregate exceeds the total public offering price of the Registrable Stock sold by such Holder, less the aggregate amount of any damages that such Holder and its controlling persons have otherwise been required to pay pursuant to this Section 10. The obligations of such Holders to contribute are several in proportion to their respective ownership of the securities covered by such registration statement and not joint.

                  (f) The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

                  (g) The obligation of the Corporation under this Section 10 shall survive the prepayment and/or conversion, if any, of the Notes, the completion of any offering of Registrable Stock in a registration statement under this Agreement, or otherwise.

         11. Rule 144 Requirements. The Corporation shall take all actions reasonably necessary to enable Holders of Registrable Stock to sell such securities without registration under the Act within the limitation of the exemptions provided by Rule 144 including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder of Registrable Stock, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements.

         12. "Stand-Off" Agreement. In consideration for the Corporation performing its obligations under this Agreement, each Holder severally agrees for a period of time (not to exceed ninety (90) days) from the effective date of the Registration of securities of the Corporation (upon the written request of the Corporation or the underwriters managing any underwritten offering of the Corporation's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Stock, other than shares of Registrable Stock included in the Registration, without the prior written consent of the Corporation or of such underwriters, as the case may be.

         13. Delay of Registration. Unless jointly exercised by the Holders of at least 66-2/3% of the Registrable Stock, no Holder shall have any right to take any action to restrain, enjoin or otherwise delay any Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         14.      Miscellaneous.

                  (a) Amendment. This Agreement shall not be amended without the written consent of the Corporation and the Holders of at least 66-2/3% of the Registrable Stock.

                  (b) Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the local laws of the State of Delaware and not the choice of law rules of such state. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and, by execution and delivery of this Agreement, each of the Corporation and the Purchaser hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Corporation irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Corporation at its address set forth herein, such service to become effective thirty (30) days after such mailing.

                  (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Corporation, its respective successors and assigns, and, with respect to the Investor, any holder of any Registrable Stock, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Stock required in order to be entitled to certain rights, or take certain actions, contained herein. The Investor (and not any other Holder or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Stock permitted by the Note Purchase Agreement, to impose conditions or constraints on the ability of the transferee, as a Holder, to request a Registration pursuant to Section 2 and shall provide the Corporation with copies of such conditions or constraints and the identity of such transferees.

                  (d) Notices, Etc. All notices, requests, consents, and other communications hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, postage prepaid, or delivered by overnight courier service, or by telex or telefacsimile transmission, addressed as follows:

                  if to the Corporation to the address set forth on the first page of this Agreement (telefacsimile number (615) 263-0212);

                  if to a Holder, to the address and telex or telefacsimile transmission number set forth below such Holder's signature on this Agreement;

                  if to any subsequent Holder, to it at such address as may have been furnished to the Corporation in writing by such Holder;

or, in any such case, at such other address or addresses as shall have been furnished in writing to the Corporation (in the case of a Holder of Registrable Stock) or to the Holders of Registrable Stock (in the case of the Corporation) in accordance with the provisions of this Section; and shall be deemed to have been given three (3) days after mailing, if mailed, or one (l) business day after



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

delivery to the courier, if delivered by overnight courier service or after transmission, if sent by telex or telefacsimile transmission.

                  (e) Severability. In case any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain, as nearly as practicable, the intent of the parties, and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  (f) Titles and Subtitles; Sections. The titles and subtitles of this Agreement are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement. References to Sections herein are to Sections of this Agreement unless otherwise specified.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) Entire Agreement. This Agreement and the other document delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the day and year first above written.

                                      PRISON REALTY CORPORATION, a
                                      Maryland corporation



                                      By: /s/ Doctor R. Crants
                                         --------------------------------------

                                      Its: Chief Executive Officer and Chairman
                                          -------------------------------------


                                      PMI MEZZANINE FUND, L.P., a Delaware
                                      limited partnership

                                      By  Pacific Mezzanine Investors, LLC, a
                                          Delaware limited liability company,
                                          its General Partner


                                          By: /s/ Robert Bartholomew
                                             ---------------------------------

                                          Its: Managing Principal
                                              --------------------------------

                                      Address:

                                      610 Newport Center Drive, Suite 1100
                                      Newport Beach, California 92660
                                      Attention:  Mr. Robert Bartholomew
                                      Telefacsimile:  (714) 721-5446



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